Exhibit 99.1

Contact: Frank Paci

(919) 774-6700

The Pantry to Present At Wachovia Securities Conference

SANFORD, North Carolina, October 15, 2007 - The Pantry, Inc. (NASDAQ: PTRY), the leading independently operated convenience store chain in the southeastern U.S., today announced that Company management will present at the Wachovia Securities Consumer Growth Conference in New York City.

The session featuring Frank Paci, Chief Financial Officer of The Pantry, is scheduled for 11:45 a.m. Eastern Time on Wednesday, October 17, 2007. A live audio webcast will be available at http://www.wsw.com/webcast/wa46/ptry. A replay also will be available for 30 days after the conference.

About The Pantry

Headquartered in Sanford, North Carolina, The Pantry, Inc. is the leading independently operated convenience store chain in the southeastern United States and one of the largest independently operated convenience store chains in the country, with revenues for fiscal 2006 of approximately $6.0 billion. As of September 20, 2007, the Company operated 1,645 stores in eleven states under select banners, including Kangaroo Express(SM), its primary operating banner. The Pantry’s stores offer a broad selection of merchandise, as well as gasoline and other ancillary services designed to appeal to the convenience needs of its customers.